Exhibit 99.1

ARKO Corp. Appoints Robert Giammatteo as Chief Financial Officer

Giammatteo a Seasoned Financial Leader with Significant Experience in Retail

RICHMOND, Va., -- ARKO Corp. (Nasdaq: ARKO) (“ARKO” or the “Company”), a Fortune 500 company and one of the largest convenience store operators in the United States, today announced that the Company has appointed Robert E. Giammatteo as its Executive Vice President and Chief Financial Officer, effective January 2, 2024. Mr. Giammatteo will also serve as Chief Financial Officer of ARKO subsidiary GPM Investments, LLC. Mr. Giammatteo’s appointment is the culmination of a process to identify a successor for Don Bassell, the Company’s current Chief Financial Officer, who at the beginning of 2023 announced his intention to retire by the end of the year.

Mr. Giammatteo joins ARKO as an experienced financial leader of both public and private companies, most recently serving as Executive Vice President, Chief Financial Officer and Chief Transformation Officer for Giant Eagle Inc., a leading regional grocery, convenience, and retail pharmacy operator. Prior to Giant Eagle, he spent nearly fifteen years in executive finance roles with leading retailers and apparel companies, including Ascena Retail Group, VF Corporation and Limited Brands. Mr. Giammatteo holds both a Bachelor of Science in Mechanical Engineering and a Master of Science in Aeronautical Engineering from the Massachusetts Institute of Technology, and a Master in Business Administration from the MIT Sloan School of Management. He also has a Master of Science in Mechanical Engineering from Rensselaer Polytechnic Institute.

“We expect that Robb’s leadership and incredibly relevant, multi-segment retail experience will significantly benefit the ARKO team,” said Arie Kotler, Chairman, President and Chief Executive Officer of ARKO Corp. “As our business grows and continues to expand, his expertise in finance, strategic leadership, and transformational management will help us skillfully reach new levels of development and management as one of the leading public companies in the convenience store industry. We’re grateful to Don Bassell for his leadership over a combined seventeen years, and for continuing with ARKO to ensure a smooth transition.” As previously announced, Bassell will remain with the Company until approximately April 2024 to assist with Mr. Giammatteo’s transition.

“I am very excited to join the highly experienced team at ARKO,” said Mr. Giammatteo. “The Company has significant growth opportunity through both organic initiatives and ongoing acquisition activity, and I look forward to working with the entire ARKO organization to enhance shareholder value through execution of our long-term growth strategy.”

About ARKO Corp.

ARKO Corp. (Nasdaq: ARKO) is a Fortune 500 company that owns 100% of GPM Investments, LLC and is one of the largest operators of convenience stores and wholesalers of fuel in the United States. Based in Richmond, VA, our highly recognizable family of community brands offers delicious, prepared foods, beer, snacks, candy, hot and cold beverages, and multiple popular quick serve restaurant brands. Our high value fas REWARDS® loyalty program offers exclusive savings on merchandise and gas. We operate in four reportable segments: retail, which includes convenience stores selling merchandise and fuel products to retail customers; wholesale, which supplies fuel to independent dealers and consignment agents; GPM Petroleum, which sells and supplies fuel to our retail and wholesale sites and charges a fixed fee, primarily to our fleet fueling sites; and fleet fueling, which includes the operation of proprietary and third-party cardlock locations, and issuance of proprietary fuel cards that provide customers access to a nationwide network of fueling sites. To learn more about GPM stores, visit: www.gpminvestments.com. To learn more about ARKO, visit: www.arkocorp.com.

Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things, changes in economic, business and market conditions; the Company’s ability to maintain the listing of its common stock and warrants on the Nasdaq Stock Market; changes in its strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; expansion plans and opportunities; changes in the markets in which it competes; changes in applicable laws or regulations, including those relating to environmental matters; market conditions and global and economic factors beyond its control; and the outcome of any known or unknown litigation and regulatory proceedings. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

Media Contact & Investor Contact

Ross Parman

ARKO Corp.

investors@gpminvestments.com